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                                                                    EXHIBIT 10.6

                                          LEASE

This LEASE, which includes the preceding Summary Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference ("Lease"), is made as of the _____ day of March, 2000, by and between LNR-LENNAR BRANNAN STREET, LLC, a California limited liability company limited liability company ("Landlord"), and DOUBLECLICK, INC., a Delaware corporation ("TENANT").

1. PREMISES.

1.1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.5 of the Summary above, improved or to be improved with the Tenant Improvements. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease. The term "Premises" shall only include Premises A and/or Premises B as and when such portions of the Premises are delivered to Tenant in accordance with the terms hereof.

1.2. LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, and subject to the terms of this Lease, Landlord reserves for itself the right from time to time to enter the Premises to perform any obligations or exercise any rights of Landlord set forth in this Lease.

1.3. MEASUREMENT OF PREMISES. As used in this Lease, the term "RENTABLE AREA" or "RENTABLE SQUARE FOOTAGE" means the "Total Rentable Area" (and not the "Gross Measured Area" or the "Building Rentable Area") measured in accordance with ANSI/BOMA Z65.1 - 1996 (the "BOMA Standard").

The parties stipulate that for all purposes of this Lease, the Total Rentable Area of the Premises is 117,000 rentable square feet.

2. TERM.

2.1. TERM; NOTICE OF LEASE DATES. The Term of this Lease as to Premises A and Premises B, respectively, shall be for the period designated in Section 1.6 of the Summary commencing on the Premises B Commencement Date (as determined pursuant to Exhibit "C"), and ending on the expiration of such periods, unless the Term is sooner terminated as provided in this Lease. If the Premises B Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Premises B Commencement Date occurs. Within ten
(10) days after Landlord's written request, Tenant shall execute a written confirmation of the Premises A Commencement Date, the Premises B Commencement Date and the expiration date of the Term in substantially the form of the Notice of Lease Term Dates attached hereto as Exhibit "D". The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

2.2. ESTIMATED COMMENCEMENT DATE. It is estimated by the parties that the Term of this Lease will commence on the Premises A Estimated Commencement Date set forth in Section 1.7 of the Summary. The Estimated Commencement Date is merely an estimate of the Premises A Commencement Date and, consequently, Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Term of this Lease does not commence by the Estimated Premises A Commencement Date for any reason whatsoever, including any delays in substantial completion of the Tenant Improvements.

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2.3. EARLY OCCUPANCY. Tenant shall have the right to enter upon the Premises for up to thirty (30) days prior to the Premises A Commencement Date and the Premises B Commencement Date, respectively, for purposes of installing Tenant's furniture, fixtures and equipment and data, voice and computer cabling
("TENANT'S WORK") in the applicable portion of the Premises. Tenant's Work shall be performed by Tenant at Tenant's sole cost and expense. If Tenant occupies the Premises prior to either Commencement Date, such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 17, 20 and 22, except that provided
Tenant does not commence the operation of business from the Premises A or Premises B, as applicable, Tenant will not be obligated to pay Monthly Basic
Rent or any additional rent during the period of such early occupancy. Tenant agrees to provide Landlord with prior notice of any such intended early occupancy and to cooperate with Landlord during the period of any such early occupancy so as not to interfere with Landlord in the completion of any improvements to the Premises constructed pursuant to Exhibit "C".

3. RENT.

3.1. BASIC RENT. Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month during the Term, without demand, notice, and, except as otherwise expressly provided herein, without any deduction or offset except that the first full month's Monthly Basic Rent for Premises A shall be paid upon Tenant's execution and delivery of this Lease to Landlord. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2. ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, payments for insurance, repairs and parking, and Tenant's Percentage of Real Property Taxes and Assessments, and Insurance Costs, respectively) shall be considered additional rent for the purposes of this Lease, and the word "RENT" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. All additional rent shall be prorated to the extent any charges are applicable to any periods outside the Term of this Lease and shall also be prorated for Tenant's partial occupancy for the portion of the Term prior to the Premises B Commencement Date. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and, except as otherwise expressly provided herein, without any deduction or offset whatever, in lawful money of the United States of America.

4. REAL PROPERTY TAXES AND ASSESSMENTS; INSURANCE COSTS.

4.1. DEFINITION OF REAL PROPERTY TAXES AND ASSESSMENTS. All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. As used in this Lease, the term "REAL PROPERTY TAXES AND ASSESSMENTS" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Site and the Premises, including the following by way of illustration but not limitation:

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax including assessments, taxes, fees, levies and charges may be imposed by governmental agencies for


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      such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable by Tenant hereunder, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which any tenant is a party, creating or transferring an interest or an estate in the Building; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

Notwithstanding the foregoing provisions of this Section 4.1 above to the contrary, "Real Property Taxes and Assessments" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

If Tenant reasonably believes that the amount of any real property tax is improper for any reason, Tenant may notify Landlord in writing of Tenant's desire that such real property taxes be contested or challenged with the applicable taxing authority. Tenant shall indicate the basis for Tenant's contention that such taxes are improper in Tenant's notice to Landlord. Upon receipt of any such request from Tenant, Landlord shall have a period of thirty
(30) days in which to notify Tenant of Landlord's election to either initiate a challenge or contest of such taxes or take no action with respect thereto. If Landlord fails to notify Tenant of its election within such thirty (30) day period Landlord shall be deemed to have elected to take no action with respect to such taxes. If Landlord elects or is deemed to have elected to take no action with respect to any such disputed taxes, Tenant shall have the right to contest such taxes at Tenant's sole cost and expense provided Tenant notifies Landlord in writing that it has elected to contest such taxes on its own. In the event Tenant is successful in any such real property tax contest, and obtains for Landlord a refund or rebate of overpaid taxes, Landlord agrees to reimburse Tenant out of such reimbursed or refunded amount, the actual and reasonable documented legal fees and expenses incurred by Tenant in prosecuting such tax contest. Tenant shall also receive a pro rata portion of any tax refund or rebate to the extent attributable to any portion of the Term for which Tenant paid taxes hereunder.

4.2. DEFINITION OF INSURANCE COSTS. As used in this Lease, "Insurance Costs" shall mean the cost of insurance obtained by Landlord pursuant to Section 21 (including self-insured amounts and deductibles) for the Project and the Premises, including the Tenant Improvements.

4.3. ESTIMATE STATEMENT. By the first day of April of each calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("ESTIMATE STATEMENT") estimating the Real Property Taxes and Assessments, and Insurance Costs for the current calendar year payable by Tenant. Landlord shall have the right no more than three (3) times in any calendar year to deliver a revised Estimate Statement for such calendar year if Landlord determines that the Real Property Taxes and Assessments, and Insurance Costs are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Real Property Taxes and Assessments, and Insurance Costs shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one


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(1) monthly installment of such Real Property Taxes and Assessments, and
Insurance Costs multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement (or current calendar year's revised Estimate Statement) is received.

4.4. ACTUAL STATEMENT. By the first day of April of each succeeding calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("ACTUAL STATEMENT") of the actual Real Property Taxes and Assessments, and Insurance Costs for the immediately preceding calendar year. If the Actual Statement reveals that Real Property Taxes and Assessments, and Insurance Costs were over-stated or under-stated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section
4.8 above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such under-payment, or Landlord shall credit Tenant against the next monthly rent falling due, or, at Landlord's sole discretion, pay to Tenant the amount of such over-payment, as the case may be. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Real Property Taxes and Assessments, and Insurance Costs for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Real Property Taxes and Assessments, and Insurance Costs over the estimated Real Property Taxes and Assessments, and Insurance Costs paid by Tenant in such Lease Year. Within ninety (90) days after the end of the calendar year in which the Term expires or is terminated, Landlord shall deliver to Tenant an Actual Statement of Real Property Taxes and Assessments and Insurance Costs for said calendar year. If such statement reveals that Tenant has previously paid more than Tenant's Percentage of actual Real Property Taxes and Assessments and Insurance Costs, Landlord shall refund to Tenant the amount of any over-payment concurrently with its delivery of the Actual Statement to Tenant. If the Actual Statement reveals that Tenant's payments of estimated Real Property Taxes and Assessments and Insurance Costs for the preceding calendar year were less than Tenant's Percentage of the actual Real Property Taxes and Assessments and Insurance Costs, then Tenant shall pay any deficiency to Landlord within thirty (30) days after receipt of the Actual Statement. The obligations of the parties hereunder shall survive the expiration or earlier termination of this Lease.

4.5. NO RELEASE. Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 4 shall not constitute a waiver of its right to receive Tenant's payment of Real Property Taxes and Assessments, and Insurance Costs, nor shall it relieve Tenant of its obligations to pay Real Property Taxes and Assessments, and Insurance Costs pursuant to this Section 4, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until ten (10) business days after receipt of such statement.

5. SECURITY DEPOSIT.

As security for the performance of certain obligations by Tenant under this Lease, prior to and as a condition of Landlord commencing the construction of the Base Building Improvements and the Tenant Improvements, Tenant shall post a security deposit in the form of an irrevocable standby letter of credit ("LETTER OF CREDIT") in compliance with all provisions of this Paragraph 5. The Letter of Credit shall be in the amount specified in Section 1.11 of the Summary. The Letter of Credit shall reflect Landlord as beneficiary, be issued by a bank approved by Landlord, and shall be capable of being drawn upon at a location in Southern California. In all cases, the identity of the issuer of the Letter of Credit shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. The form of the Letter of Credit shall be subject to the review and approval of Landlord, which approval shall not be unreasonably withheld, and the Letter of Credit shall contain language allowing Landlord to draw upon the Letter of Credit upon presentation to the issuer of the Letter of Credit Landlord's written statement that Landlord is entitled to all or any portion of the funds represented by such Letter of Credit in accordance


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with the terms of this Lease. Landlord shall be entitled to draw upon the Letter of Credit following the giving of notice of default and the expiration of the cure period in accordance with Section 23.1(b). Approval by Tenant prior to any drawing upon the Letter of Credit shall not be required. The Letter of Credit shall be for an original term of at least one (1) year and renewed annually thereafter until the eighth (8th) anniversary of the Commencement Date. Tenant shall deliver to Landlord a replacement or substitute Letter of Credit meeting the requirements of this Paragraph 5 at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord. Provided Tenant is not then in monetary default beyond any applicable notice and cure period set forth in Section 23, the then amount of the Letter of Credit shall be reduced by $750,000 on each of the second (2nd) through eighth (8th) anniversaries of the Premises B Commencement Date such that the Letter of Credit amount shall have been reduced to $750,000 during the last two (2) years of the initial Term.

Landlord and Tenant agree that Landlord may draw upon the Letter of Credit after notice to Tenant upon the occurrence of any event of default (following the expiration of any applicable notice and cure period set forth in Section 23) in the payment of Monthly Basic Rent, Real Property Taxes and Assessments and Insurance Costs, but only so much of the Letter of Credit as is necessary to cure such default. In the event partial drawings are not permitted upon the Letter of Credit and Tenant defaults, Landlord may draw upon the full amount of the Letter of Credit, apply a portion of the funds so obtained by Landlord as authorized above in this Paragraph 5, retain the balance of the Letter of Credit proceeds and Tenant shall thereafter post additional cash funds with Landlord in an amount which will fully restore the Letter of Credit held in cash by Landlord to the amount required under this Paragraph 5, or Tenant shall post a substitute Letter of Credit representing the full amount of the Letter of Credit (in which event Landlord shall return the cash balance of the Letter of Credit proceeds upon receipt of the substitute Letter of Credit). In the event of a sale or other disposition of the Premises, Landlord may require that Tenant furnish to Landlord's transferee a substitute or amended Letter of Credit, naming such transferee as the beneficiary and otherwise in compliance with this Lease, provided Landlord returns to Tenant the Letter of Credit then held by Landlord. Tenant shall pay all fees and costs associated with such transfer.

Notwithstanding any contrary provision in this Paragraph 5, should the Letter of Credit be revoked or should the creditworthiness of the issuer of the Letter of Credit become materially impaired (in Landlord's reasonable judgment), Landlord may require that Tenant, within thirty (30) days of Landlord's notice, post with Landlord a replacement Letter of Credit the full amount of the Security Deposit then required by this Lease. In such event, Landlord shall return to Tenant any Letter of Credit then in its possession. The intent of the parties by this Paragraph 5 is that Landlord shall have and retain at all times during the initial eight (8) years of the Term, a valid Letter of Credit capable of being drawn upon by Landlord in compliance with this Paragraph 5 for the purpose of immediately obtaining funds in the amount of the then required Security Deposit, so that Landlord is in substantially the same position as if Landlord had in its possession a cash payment by Tenant of the then required Security Deposit.

6. USE.

6.1. GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever; provided, however, Tenant may use the Premises or, in the case of a permitted assignment of this Lease or subletting of the Premises or any portion thereof, may allow the Premises or a portion thereof to be used, for any lawful use provided Tenant shall be responsible for and shall hold Landlord harmless from and release Landlord from any and all taxes, fees, costs, assessments, exactions, charges and impositions of any kind which may hereafter be imposed due to any use of the Premises for any use other than the Permitted Use specified in Section 1.12 of the Summary. Without limiting the foregoing, Tenant shall pay all fees, costs and exactions imposed with respect to Tenant's use of the Premises for "business services" use or any other use. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Project, copies of which have been or will be provided by Landlord to Tenant, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities


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Act of 1990 ("ADA") as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises, regardless of the period of time remaining in the Lease Term. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Site, copies of which have been or will be provided by Landlord to Tenant, or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Landlord reserves the right from time to time, in Landlord's sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building, Site or Project; (b) change the address of the Building or Project, and/or (c) install, replace or change any signs in, on or about the Building or Site (except for Tenant's signs, if any, which are expressly permitted by the Lease). The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant's address. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage.

6.2. PARKING.

(a) Tenant's Parking Privileges. During the Term of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the number of parking privileges specified in Section 1.16 of the Summary hereof for use by Tenant's employees, business invitees or guests in the Parking Structure. In no event, however, shall the foregoing be construed to permit Tenant to provide parking for the general public in any manner whatsoever.

(b)   Parking Charges. Each of Tenant's parking privileges set forth in Section
      1.16 of the Summary hereof shall be subject to a monthly parking fee as set forth in Section 1.16 of the Summary and as same may be established and adjusted by Landlord from time to time in accordance therewith.

(c) Parking Rules. Tenant's parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles, vans and pick-up trucks. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

6.3. SIGNS AND AUCTIONS. Tenant shall have no right to place any sign upon the exterior of the Building, Site or Project or which can be seen from outside the Premises. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site. Notwithstanding the foregoing, subject to Landlord's prior reasonable approval, the sign criteria for the Project, all covenants, conditions, and restrictions affecting the Project as to which Tenant has or will be provided copies, and all applicable


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laws, rules, regulations, and local ordinances, and subject to Tenant obtaining all necessary permits and approvals from the City of San Francisco ("CITY"), Tenant shall have the exclusive right, at Tenant's sole cost and expense, to have the name "DOUBLECLICK, INC.", "CLICK CITY" or any variation of Tenant's name, placed on the exterior of the Building. The specific locations of any exterior signs shall be designated by Tenant and the City with Landlord's approval which shall not be unreasonably withheld. Tenant shall be solely responsible for payment of all costs and expenses arising from any exterior signs, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs.

Tenant shall maintain and repair all of Tenant's signs at Tenant's expense. Within thirty (30) days after the expiration or earlier termination of this Lease, Landlord shall, at Tenant's sole cost and expense, (i) cause all of Tenant's signs to be removed from the exterior and interior of the Building,
(ii) repair any damage caused by the removal of Tenant's signs, and (iii) restore the underlying surfaces to the condition existing prior to the installation of Tenant's signs.

The sign rights granted herein are personal to the original Tenant executing this Lease, Affiliates and permitted assignees of Tenant approved by Landlord under Section 14.1, but may not be assigned, voluntarily or involuntarily, to any subtenant of Tenant or any other person or entity. The rights granted to the original Tenant hereunder are not assignable separate and apart from the Lease, nor may any right granted herein be separated from the Lease in any manner, either by reservation or otherwise.

6.4. HAZARDOUS MATERIALS. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term "ENVIRONMENTAL Law" means any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "HAZARDOUS MATERIALS" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. Tenant will, upon the request of Landlord or any mortgagee at any time during which Tenant is in default under this Section 6.4 beyond any applicable notice and cure period set forth in Section 23, cause to be performed an environmental audit of the Premises at Tenant's expense by an established environmental consulting firm reasonably acceptable to Tenant, Landlord and the mortgagee. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and freon and other chlorofluorocarbons. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

Pursuant to Section 11 of the Work Letter, Landlord, as part of Landlord's Work, shall cause Premises A and Premises B and any other portion of the Project to comply with applicable Environmental Laws prior to Landlord's delivery of possession thereof to Tenant. Upon written request from Tenant, Landlord shall permit Tenant to review any and all reports, studies, and other documentation pertaining to the remediation of Hazardous Materials in the Premises.

7. PAYMENTS AND NOTICES.

All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given
(i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a "business day" is Monday through Friday, excluding holidays observed by the United States Postal Service.

8. BROKERS.

The parties recognize that the broker(s) who negotiated this Lease are stated in
Section 1.13 of the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) pursuant to the terms of a separate commission agreement, and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder that has dealt with Tenant in connection with this Lease whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9. SURRENDER; HOLDING OVER.

9.1. SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage for which Tenant is not responsible for repair excepted, with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections
12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises within the first sixty (60) days following the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then in accordance with Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2. HOLD OVER. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant from month-to-month upon the terms and conditions set forth in this Lease (including Tenant's obligation to pay all Real Property Taxes and Assessments, and Insurance Costs and any other additional rent under this Lease), but at a Monthly Basic Rent equal to (a) one hundred twenty five percent (125%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or termination during the first three (3) months of the holdover period, (b) one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or termination during the fourth (4th) through the sixth (6th) month of the holdover period, and (c) two hundred percent (200%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination commencing as of the seventh (7th) month of the holdover period and continuing thereafter. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this
Section 9.2. Nothing in this Section 9.2 shall be construed to create any expressed or implied right to holdover beyond the expiration of the Lease Term or any extension thereof.

9.3. NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

10. TAXES ON TENANT'S PROPERTY.

Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the

Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building's standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.   CONDITION OF PREMISES; REPAIRS.

11.1. CONDITION OF PREMISES. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the applicable portion of the Premises by Tenant for the conduct of business (but not for any earlier period for which access is given for purposes of completing the Tenant Improvements or for performing Tenant's Work) shall conclusively establish that the Project, the Site, the applicable portion of the Premises and the Tenant Improvements therein, were at such time substantially complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit "C" completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto, subject only to (i) Landlord's obligation to complete any incomplete or defective items of Landlord's Work, and
(ii) Landlord's repair obligations under Section 11.2 below.

11.2. LANDLORD'S REPAIR OBLIGATIONS. Subject to Section 18.1 and 18.2 of this Lease, Landlord, at its sole cost and expense, shall repair, maintain and replace, as necessary the Building shell and other structural portions of the Building and the Parking Structure, including the Building's roof structure (but not the Building roof cover and membrane) and the foundations of both the Building and the Parking Structure; provided, however, subject to Article 22 hereof, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Notwithstanding the foregoing, if Landlord shall fail to perform any of its repair obligations as provided herein, Tenant is authorized to make repairs as set forth below in this Section 11.2:

(a) General Action. If Tenant provides notice (the "First Notice") to Landlord of an event or circumstance which pursuant to the terms of this Lease requires Landlord to repair any element of the Building or the Parking Structure (a "Required Action"), and Landlord fails to provide the Required Action within thirty (30) days after receipt of Tenant's First Notice to perform such repair obligation (provided that if the nature of the Required Action is such that the same cannot be reasonably completed within a thirty (30) day period, Landlord's time period for completion shall not be deemed to have expired if Landlord diligently commences such cure within such period and thereafter diligently proceeds to rectify and complete the Required Action, as soon as possible), then Tenant may proceed to take the Required Action, pursuant to the terms of this Lease, provided Tenant first delivers to Landlord a second notice specifying that Tenant will take the Required Action (the "Second Notice") and Landlord fails to take the Required Action within five (5) days after Landlord's receipt of the Second Notice.

(b) Emergency Action. Notwithstanding the foregoing, if there exists an emergency such that the Building, the Parking Structure or any portion thereof are rendered untenantable and Tenant's personnel are forced to cease the use of such area and if Tenant gives Landlord notice (the

      "Emergency Notice") of Tenant's intent to take action with respect thereto (the "Necessary Action") and the Necessary Action is also a Required Action, and the emergency could be cured by such Necessary Action, Tenant may take the Necessary Action if Landlord does not commence the Necessary Action within one (1) business day after the Emergency Notice (the "Emergency Cure Period") and thereafter uses its best efforts and due diligence to complete the Necessary Action as soon as possible.

(c) Reimbursement for Action. If any Required Action or Necessary Action is taken by Tenant pursuant to the terms of this Section then Landlord shall reimburse Tenant for its reasonable and documented costs and expenses in taking the Required Action or Necessary Action within thirty (30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking the Required Action or Necessary Action on behalf of Landlord (the "Repair Invoice").

Subject to the foregoing, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

11.3. TENANT'S REPAIR OBLIGATIONS. Except for Landlord's obligations specifically set forth in this Lease, but subject to Article 22, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Premises, the Building and the Parking Structure and all parts thereof including, without limitation, the roof cover and roof membrane of the Building, all Tenant Improvements, Tenant Changes, utility meters, exterior landscaping, lighting, sidewalks, planted areas, and parking areas, the basic heating, ventilating, air conditioning ("HVAC"), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises, all special or supplemental HVAC systems, electrical systems, pipes and conduits, all fixtures, furniture and equipment, Tenant's storefront, Tenant's signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, if any, custom lighting, and any alterations, additions and other property located within the Premises in good condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12. ALTERATIONS.

12.1. TENANT CHANGES; CONDITIONS. After installation of the initial Tenant Improvements for the Premises pursuant to Exhibit "C", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "TENANT CHANGES") subject to and upon the following terms and conditions:

(a) Notwithstanding any provision in this Section 12 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure or proper functioning of equipment, services or systems, or Landlord's access thereto; (iii) except for Tenant's signage, changes to which shall require approval by the City under all circumstances, affect the outside appearance, character or use of the Project or the Building; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld or delayed or conditioned. However, Landlord's prior approval shall not be required for any Tenant Change which satisfies the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Twenty-Five Thousand Dollars ($25,000.00) individually; (ii) if customarily prepared for work equal in scope to the Tenant Changes in question. Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; and (iii) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(c) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten (10) days' prior written notice thereof; and (iii) pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense all necessary governmental permits and approvals for the commencement and completion of such Tenant Change. Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).


(d) Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord's management personnel and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(e) All Tenant Changes shall be performed: (i) substantially in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules, regulations of all governmental agencies and authorities including, without limitation, the provisions of the ADA; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(f) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Section 20 of this Lease.

(g) Subject to the provisions of this Section 12, including, without limitation, Landlord's prior approval of plans and specifications, Tenant shall have the non-exclusive right, at Tenant's sole cost and expense, to
      (a) install supplemental HVAC units on the roof of the Building and b) to construct a roof deck on the exterior of the Building in an area immediately adjacent to the fourth (4th) floor penthouse ("ROOF DECK"); provided, however, the portions of the roof of the Building within which Landlord may exercise or grant additional roof rights shall be limited to the area shown on Exhibit "H-1" and the exercise of such roof rights by Landlord or any other party shall not interfere with Tenant's right to use the roof area as granted herein and in Exhibit "H". The location of any supplemental HVAC units shall be at Landlord's sole discretion. Tenant shall be solely responsible for obtaining all necessary permits and approvals for the installation of any supplemental HVAC units and the Roof Deck, and shall pay all costs thereof. In addition, Tenant shall operate, maintain, repair and replace any supplemental HVAC equipment and the Roof Deck at its sole cost and expense.

(h) Landlord shall have seven (7) business days following a request from Tenant to approve or disapprove any plans for Tenant Changes or Tenant's proposed contractor(s). If Landlord has not responded to Tenant's request for approval within three (3) business days following the expiration of such seven (7) day period and a second request for approval from Tenant, the plans and/or contractor shall automatically be deemed approved.

12.2. REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at the time Landlord is notified of and/or approves any Tenant Change identify those items of the Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair). In no event shall Tenant be required to remove the initial Tenant Improvements.

12.3. REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and moveable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage caused by such removal; provided, however, Tenant shall not be obligated to repaint the affected area.

12.4. TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, or if Tenant fails to comply with its obligations under Section 12.3, Landlord may, at its option, treat such failure as a hold over pursuant to Section 9.3 above, and/or may (without liability to Tenant for loss thereof, at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13. LIENS.

Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord's reasonable satisfaction so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

14. ASSIGNMENT AND SUBLETTING.

14.1. RESTRICTION ON TRANSFER. Except as otherwise expressly provided in this
Section 14, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, delay or condition, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant and its Affiliates (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a "TRANSFER"). In no event may Tenant encumber this Lease. Any Transfer without Landlord's consent (except for a Permitted Transfer pursuant to Section 14.2 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this Section 14, other than with respect to a Permitted Transfer under Section 14.2 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this
Section 14.

14.2. PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of Sections
14.1 above to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "PERMITTED TRANSFER"), without Landlord's consent and without extending any sublease or termination option to Landlord, and without any obligation to comply with Section 14.4(d), to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern (each, an "Affiliate"), provided that: (a) at least ten (10) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Section 14.3 below; (b) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (c) the financial net worth of the assignee is sufficient in Landlord's commercially reasonable discretion to permit the assignee to perform the obligations of the Tenant hereunder; (d) Tenant remains fully liable under this Lease; and (e) the use of the Premises under Article 6 remains unchanged.

14.3. LANDLORD'S OPTIONS. If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("TRANSFER NOTICE") setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "TRANSFEREE"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, Landlord shall have the option, exercisable by written notice delivered to Tenant within twenty
(20) days after Landlord's receipt of the Transfer Notice, such financial statements and other information, either to:

(a) approve or disapprove such Transfer, which approval shall not be unreasonably withheld, delayed or conditioned; or

(b) if Tenant desires to sublease more than 70,200 rentable square feet, recapture and sublet from Tenant that portion of the Premises which Tenant has requested to sublease at the rental and on the other terms set forth in this Lease prorated for the portion of the Premises to be sublet and for the term set forth in Tenant's Notice, or, in the case of an assignment or encumbrance, terminate this Lease with respect to the entire Premises and recapture the Premises, which termination shall be effective thirty (30) days after Tenant's receipt of Landlord's notice.

If Landlord exercises its option to sublease any such space from Tenant following Tenant's request for Landlord's approval of the proposed sublease of such space, (i) Landlord shall be responsible for the construction of any partitions which Landlord reasonably deems necessary to separate such space from the remainder of the Premises, (ii) Landlord and any sub-subtenant or assignee of Landlord with respect to such subleased space shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and which are reasonably required for the use of such space, and (iii) Tenant shall be released from all defaults and liability with respect to any subletting of such space by Landlord or the occupancy of such subleased space by any subtenant of Landlord.

14.4. ADDITIONAL CONDITIONS; EXCESS RENT. If for a Transfer other than a Permitted Transfer Landlord does not exercise its sublease or termination option and instead approves of the proposed Transfer pursuant to Section 14.3(a) above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a) the Transfer shall be on substantially the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have materially changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another twenty (20) days after receipt thereof to make the election in Sections 14.3(a) or 14.3(b) above);

(b) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion);

(c) no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d) fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate, the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder.

14.5. REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer (other than a Permitted Transfer) pursuant to Section 14.3(a) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in a sublease of more than 70,200 rsf or more than two subleases per floor of the Premises being in effect at any one time during the Term; (b) the proposed Transferee is an existing tenant of the Project or is negotiating with Landlord (or has negotiated with Landlord in the last six (6) months) for space in the Project;
(c) the proposed Transferee is a governmental entity; (d) the portion of the Premises to be sublet or assigned has inadequate means of ingress and egress;
(e) the use of the Premises by the Transferee is not permitted by the use provisions in Section 6 hereof, (f) omitted; (g) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or
(h) the Transferee is not in Landlord's reasonable opinion of reputable or good character.

14.6. NO RELEASE. Except for any recapture of the Premises or any portion thereof under Section 14.3, no Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy there of to Landlord. However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

14.7. ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus any reasonable attorneys' and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise). Acceptance of the $500.00 administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

14.8. MATERIAL INDUCEMENT. Tenant understands, acknowledges and agrees that (a) Landlord's option to sublease from Tenant any space which Tenant proposes to sublease or terminate this Lease upon any proposed assignment or encumbrance of this Lease by Tenant as provided in Section 14.3(b) above rather than approve the proposed sublease, assignment or encumbrance, and (b) Landlord's right to receive fifty percent (50%) of any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord's agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

15. ENTRY BY LANDLORD.

Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord's gross negligence or willful misconduct.

16. UTILITIES.

16.1. UTILITIES. Tenant shall directly contract for service from any company or companies providing electricity, gas, water, and other utility service ("SERVICE Provider,") to the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the utilities furnished to the Premises, or if the quantity or character of the utilities supplied by any Service Provider is no longer available or suitable for Tenant's requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

16.2. TENANT'S OBLIGATIONS. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities beyond the capacities of the Building systems. Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or other supply lines or systems for any purpose without Landlord's consent, which shall not be unreasonably withheld or delayed.

16.3. FAILURE OF UTILITIES. In addition, in the event of the failure of any utilities to the Premises, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Sections 18.3 and 19.2 if such failure is a result of a damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability of any Service Provider to provide any services.

17. INDEMNIFICATION AND EXCULPATION.

17.1. TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this
Section 17.1, all property
of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2. TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's members, partners, officers, directors, shareholders, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any occurrence at the Premises following the date Landlord delivers all or any portion of the Premises to Tenant, unless caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, (b) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "TENANT PARTIES"); (c) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises or elsewhere in the Project; and/or (d) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or its mortgagee has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld, provided Landlord hereby approves any counsel engaged by Tenant's insurance carrier.

17.3. LANDLORD'S INDEMNIFICATION OF TENANT. Notwithstanding anything to the contrary contained in Paragraph 17.2 or elsewhere in the Lease, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person resulting from Landlord's negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees, in connection with Landlord's activities on or about the Premises, and Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against Indemnified Claims out of Landlord's negligent acts or omissions or willful misconduct or those of its agents, contractors, servants, employees or licensees in connection with Landlord's activities on or about the Premises to the extent that injuries are involved and any default by Landlord of Landlord's obligations under this Lease. Such exclusion from Tenant's indemnity and such agreement by Landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of negligent acts or omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees; provided, however, the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage. Landlord's and Tenant's indemnification obligations hereunder may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder.


17.4. SURVIVAL; NO RELEASE OF INSURERS. The indemnification obligations under
Section 17.2 and 17.3 shall survive the expiration or earlier termination of this Lease. Landlord's and Tenant's covenants, agreements and indemnification in Sections 17.1, 17.2 and 17.3 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord and Tenant pursuant to the provisions of this Lease.

18. DAMAGE OR DESTRUCTION.

18.1. LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises or any part thereof is damaged by fire or other casualty to an extent not exceeding sixty percent (60%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage thereto is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within twelve (12) months from the date of such casualty, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises is damaged to an extent exceeding sixty percent (60%) of the full replacement cost thereof, or Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than twelve (12) months to complete, or the damage is not covered by any Special Form (formerly known as "All Risk") policy of insurance and the damage exceeds the Landlord Uninsured Contribution Cap (as defined below), then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Premises damaged by such casualty (including the Tenant Improvements and, to the extent of insurance proceeds received from Tenant, Tenant Changes), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate; provided, however, if Landlord terminates this Lease because the uninsured damage exceeds the Landlord Uninsured Contribution Cap, Tenant may vitiate and render void Landlord's termination notice if Tenant shall notify Landlord within such thirty (30) day period that Tenant will pay the costs to repair such damage in excess of the Landlord Uninsured Contribution Cap to be paid by Landlord, in which event Landlord shall pay up to the Landlord Uninsured Contribution Cap towards restoration and Tenant shall pay all excess costs of restoration. For casualties occurring during the first five (5) years of the original Term, the Landlord Uninsured Contribution Cap is Two Million Dollars ($2,000,000.00); thereafter, the Landlord Uninsured Contribution Cap shall be reduced by Three Hundred Thousand Dollars ($300,000.00) per year to Eight Hundred Thousand Dollars ($800,000.00) as of the commencement of and through the balance of the tenth (10th) and final year of the initial ten (10) year Term; provided, however, that if Tenant exercises either or both of its Extension Options pursuant to Rider No. 1 to this Lease (including as a result of the operation of Section 18.5 below), the Landlord Uninsured Contribution Cap shall be increased and reinstated to Two Million Dollars ($2,000,000.00) effective upon the exercise of each such Extension Option and shall again thereafter be reduced by Three Hundred Thousand Dollars ($300,000.00) per year to Eight Hundred Thousand Dollars ($800,000.00) as of the commencement of and through the balance of the fifth (5th) and final year of the applicable Option Term.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of forty-five (45) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor.

18.2. TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes in the Premises (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Sections 12.1(c) and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items. If Landlord elects not to restore the Premises and to terminate this Lease, Tenant shall be entitled to recover from the proceeds of Tenant's insurance for the Premises or Landlord's insurance, as the case may be, the unamortized cost of: (i) any Tenant Changes and (ii) any Tenant Improvements to the extent paid for by Tenant (i.e., in excess of the Allowance provided by Landlord).

18.3. ABATEMENT OF RENT. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4. INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 18, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Premises pursuant to
Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure events as defined in Section 32.15, and delays caused by Tenant or any Tenant Parties), then Landlord may elect to terminate this Lease upon thirty (30) days' prior written notice to Tenant.

18.5. DAMAGE NEAR END OF TERM. In addition to its termination rights in Sections
18.1 and 18.4 above, Landlord shall have the right to terminate this Lease if any damage to the Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty; provided, however, that if Tenant has properly exercised or then exercises Tenant's Extension Option pursuant to Rider No. 1, the provisions of this Section 18.5 shall not apply.

18.6. TENANT'S TERMINATION RIGHT. Notwithstanding anything to the contrary which may be contained elsewhere in this Lease, if (a) any repairs, reconstruction or restoration of the Premises undertaken by Landlord pursuant to this Section 18 are not completed within twelve (12) calendar months after the date of the casualty, subject to extension for any Tenant Delay or subsequently occurring Force Majeure Delay (but not for more than six (6) months), (b) the repairs and/or restoration are expected by Landlord's contractor to take longer than twelve (12) months to complete, or (c) the damage occurs during the last twelve
(12) months of the Term and cannot be restored within thirty (30) days, then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord prior to Landlord's completion of such restoration (in the case of item (a) or prior to Landlord's commencement of such restoration in the case of item (b)).

18.7. WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19. EMINENT DOMAIN.

19.1. SUBSTANTIAL TAKING. Subject to the provisions of Section 19.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Landlord and Tenant, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2. PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises, and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.

19.3. CONDEMNATION AWARD. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

19.4. TEMPORARY TAKING. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

19.5. WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20. TENANT'S INSURANCE.

20.1. TYPES OF INSURANCE. On or before the earlier of the Premises A Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on any portion of the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) Special Form (formerly known as All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus earthquake and flood coverage upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

(b) Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with an initial combined single limit of liability of not less than Five Million Dollars ($5,000,000.00). The limits of liability of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings for a period of up to twelve (12) months attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2. REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord's mortgagees and are authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear;
(d) shall not have a deductible amount exceeding Twenty Five Thousand Dollars ($25,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below;
(g) require the insurer to notify Landlord (and any other additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iv) any change in title or ownership of the Premises. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in
Section 20.1 above, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section
20). Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

20.3. EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

21. LANDLORD'S INSURANCE.

During the Term, Landlord shall insure the Premises and the Tenant Improvements initially installed in the Premises pursuant to Exhibit "C" (excluding, however, Tenant's furniture, equipment and other personal property and any Tenant Changes) against damage by fire and standard comprehensive, "All Risk" extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, plus earthquake damage coverage, and such additional coverage as Landlord deems appropriate on a replacement cost basis. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 21 (including self-insured amounts and deductibles) shall be included in Insurance Costs.

22. WAIVER OF CLAIMS; WAIVER OF SUBROGATION.

22.1. MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) any occurrence insured against under any insurance policy (other than the commercial general liability insurance) carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) any occurrence which would have been covered under any insurance (other than the commercial general liability insurance) required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2. WAIVER OF INSURERS. Each party shall cause each insurance policy (other than the commercial general liability insurance) required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain any such insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

23.1. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the abandonment of the Premises by Tenant. "ABANDONMENT" is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while in default of any other provision of this Lease beyond any applicable notice and cure period set forth in this Section 23;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, when such failure continues for three (3) days after written notice thereof from Landlord that such payment was not received when due;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord; and

(d) (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or the guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant or the guarantor, the same is dismissed within sixty (60)
      days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of the guarantor's assets, where possession is not restored to Tenant or the guarantor within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of the guarantor's assets where such seizure is not discharged within sixty (60) days.

(e) any material representation or warranty made by Tenant in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; and

(f) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

Any notice sent by Landlord to Tenant pursuant to this Section 23 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

23.2. LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the "WORTH AT THE TIME OF AWARD" is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3. LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4. LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5. LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

23.6. INTEREST. If any monthly installment of Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the date which is three (3) days after Tenant's receipt of written notice thereof from Landlord, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to
Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7. LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Monthly Basic Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8. RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including
Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23.9. TENANT'S WAIVER OF REDEMPTION. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

23.10. COSTS UPON DEFAULT AND LITIGATION. Subject to Section 32.4, Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys' fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

24. LANDLORD'S DEFAULT.

Subject to the terms of Section 11.2 which provide certain remedies to Tenant in the event Landlord defaults with respect to its repair obligations under this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 31 hereof; and (d) in no event shall Landlord be liable for consequential damages. Nothing in this Section 24 shall extend any of the periods for Landlord's performance contained in Section 18.6.

25. SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site ("SUPERIOR INTEREST(S)"), this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord and the holder of any Superior Interest, as applicable, shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within fifteen (15) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant's agreement to attorn. Should Tenant fail to sign and return any such documents within said ten day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 23.1 above. Notwithstanding any contrary provision contained in this Section 25, as a condition to any subordination of this Lease to any such Superior Interests, Landlord shall obtain from the holders of any Superior Interests now or hereafter existing against the Project, non-disturbance agreements in commercially reasonable form which shall provide that so long as Tenant is not in default under this Lease beyond any applicable cure periods set forth herein, that Tenant's use, occupancy, and possession of the Premises shall not be disturbed by anyone claiming, by, through or under Landlord and which shall recognize all of Tenant's rights hereunder and all of the terms of this Lease.

26. ESTOPPEL CERTIFICATE.

26.1. TENANT'S OBLIGATIONS. Within ten (10) business days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit "F" attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees.

26.2. TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of the notice and cure periods specified in Section 23.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance. Tenant shall indemnify, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 26.1 above.

27. OMITTED.

28. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

28.1. MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or Site, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) business days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

28.2. CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

29. QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30. TRANSFER OF LANDLORD'S INTEREST.

The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. LIMITATION ON LANDLORD'S LIABILITY.

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord's members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Project, including insurance, condemnation and sale proceeds and no other assets of Landlord.

32. MISCELLANEOUS.

32.1. GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located.

32.2. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.3. NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.4. PROFESSIONAL FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees and court costs), shall be paid by the other party.

32.5. WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.6. TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.7. TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "DAYS" shall mean calendar days unless specifically modified herein to be "business" days.

32.8. PRIOR AGREEMENTS; AMENDMENTS. This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9. SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Monthly Basic Rent, Real Property Taxes and Assessments, and Insurance Costs) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10. RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Site, Building and Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once the Lease terminates or expires (but not prior thereto). The form of any short form memorandum shall be subject to Landlord's prior reasonable approval and shall not disclose any of the terms of this Lease except as expressly authorized by Landlord. If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

32.11. EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

32.12. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.13. FINANCIAL STATEMENTS. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

32.14. NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to Percentage Rent payable hereunder, if any, are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

32.15. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse Tenant from the payment of

Monthly Basic Rent, additional rent or any other payments strictly in accordance with the terms of this Lease, nor shall this Section 32.15 operate to extend the time periods for restoration under Section 18.6.

32.16. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.17. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that except as required by law due to Tenant's status as a public company (or pursuant to Tenant's business judgment as to its reporting obligations), Tenant and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

32.18. NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33. LEASE EXECUTION.

33.1. TENANT'S AUTHORITY. If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that:
(a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation) or with Tenant's operating agreement (if Tenant is a limited liability company); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant's execution and delivery of this Lease to Landlord and/or at any time during the Term within ten (10) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

33.2. JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice. 33.3. GUARANTY. Omitted.

33.4. NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

34. WAIVER OF JURY TRIAL.

EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY

BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

35. BACK-UP GENERATOR.

Subject to the terms and conditions set forth in this Section 35 and to Tenant obtaining all necessary governmental permits and approvals, and so long as Tenant shall not adversely interfere with any Building systems, Tenant shall have the right to install, operate and maintain, at Tenant's sole cost and expense, a back-up generator ("Generator") upon the Premises. Landlord shall, subject to and in accordance with Article 12, have the right to review and approve Tenant's plans and specifications for the proposed equipment, including, without limitation, the size, desired location, method of installation and visibility of such equipment. The location of the Generator shall be selected by Tenant, subject to Landlord's approval which approval shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding the foregoing, in no event may the installation of the Generator involve the installation of an underground storage tank. The above-ground storage tank associated with the Generator (the "AST") shall not exceed 10,000 gallons in capacity, shall be double walled in thickness, shall contain diesel fuel only (to power the Generator only), and shall employ at a minimum a double containment system whereby if the first containment system fails, a second containment system shall be present to prevent releases of Hazardous Materials, all in accordance with applicable laws and environmental regulations. For these purposes, a sealed, uncracked concrete basement slab containment area without drains shall be sufficient (but shall not be the exclusive method) to constitute the second containment system, provided it is large enough to completely contain a release of the maximum volume of Hazardous Materials which could be present in the first containment system. Tenant acknowledges that any loss of parking attributable to the location of the Generator and/or AST will be at Tenant's sole risk and come out of Tenant's share of parking. All handling, use, storage and disposal of Hazardous Materials relating to the AST or the Generator shall be accomplished by Tenant at its sole cost and expense in accordance with and subject to the terms of Section 6.4 above.

Prior to or within sixty (60) days following the expiration or earlier termination of the Term of this Lease, Tenant agrees to (i) promptly remove from the Project, at its sole cost and expense, the AST (including, at Landlord's request, the basement slab), if any, and the Generator and all Hazardous Materials which are brought upon, stored, used, generated or released upon, in, under or about the Premises, the Project or any portion thereof by Tenant or any Tenant Parties in connection with the Generator or AST, and (ii) return the Premises and the balance of the Project to substantially the condition existing prior to Tenant's installation of the Generator and AST. Tenant shall be solely responsible for complying with any and all Environmental Laws relating to the AST, the Generator and all Hazardous Materials associated with either of the same, including, without limitation, all permitting and tank installations, monitoring and removal/closure obligations. For purposes of all Environmental Laws, Tenant shall be the owner and operator of the AST. Tenant shall be responsible for ensuring compliance by all Tenant Parties with all Environmental Laws relating to the AST and the Generator. Any acknowledgment, consent or approval by Landlord of Tenant's use or handling of Hazardous Materials shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant's proposed use and handling of Hazardous Materials is safe or reasonable or in compliance with Environmental Laws.

From time to time during the Term and for up to one hundred eighty (180) days thereafter, Landlord may, and upon Landlord's request, Tenant shall, retain a registered environmental consultant ("CONSULTANT") acceptable to Landlord to conduct an environmental investigation of the Project ("ENVIRONMENTAL ASSESSMENT") (i) for Hazardous Materials contamination in, about or beneath the Project relative to the AST or the Generator, and (ii) to assess the activities of Tenant and all Tenant Parties with respect to the Generator and the AST for compliance with all Environmental Laws and to recommend the use of procedures intended to reasonably reduce the risk of a release of Hazardous Materials. If the Environmental Assessment discloses any material breach of Environmental Laws by Tenant or any Tenant Parties, then the cost thereof shall be the sole responsibility of Tenant, payable as additional rent under this Lease. Otherwise, the costs of the Environmental Assessment shall be the responsibility of Landlord. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all reasonable recommendations contained in the Environmental Assessment, including any reasonable recommendations with respect to precautions which should be taken with respect to Tenant's or Tenant Parties' activities at the Project relative to the AST or the Generator or any recommendations for additional testing and studies to detect the presence of Hazardous Materials relative to the AST or the Generator. Tenant covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to the AST and the Generator for the purpose of the Consultant's investigations.

If any cleanup or monitoring procedure is required by any applicable governmental authorities in or about the Project as a consequence of any Hazardous Materials contamination by Tenant or any of Tenant's Parties arising out of the Generator or AST use, and the procedure for cleanup is not completed (to the satisfaction of all applicable governmental authorities) prior to the expiration or earlier termination of the Term of this Lease (referred to herein as "Tenant's Failure to Clean-Up"), then, without limiting any of Landlord's other rights and remedies contained in this Lease (including, without limitation, any indemnity and restoration obligations of Tenant contained in this Lease), Tenant will additionally be liable for any revenue of Landlord lost to the extent Landlord is precluded from re-leasing the Premises or any other portion of the Project as a result of such contamination.

Tenant shall indemnify and hold Landlord harmless from any and all liability, losses, damages, actions or causes of action, judgments, costs and expenses arising in any way from Tenant's installation, operation, maintenance and removal of the Generator and the AST, or any breach of Tenant's obligations under this Lease with respect to the Generator and the AST. The representations, warranties and agreements of the Tenant set forth in this Section 35 shall survive the expiration of the Lease Term or the earlier termination of the Lease for any reason.

36. ROOFTOP COMMUNICATIONS EQUIPMENT.

Subject to all applicable governmental laws and regulations, and in accordance with the terms of Landlord's Antennae License Agreement in the form attached hereto as Exhibit "H", Tenant shall have the right to install, maintain and operate, at Tenant's sole cost and expense, a satellite dish or other telecommunications equipment at a location on the roof of the Building reasonably approved by Landlord. Use of the roof top space shall be for Tenant's internal purposes only and shall be non-exclusive and in common with Landlord. Tenant shall not pay a monthly license fee for the rights granted herein. Landlord reserves the right to use the roof; provided, however, that Landlord shall use reasonable efforts to minimize any interference with the operation of Tenant's telecommunications equipment.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:                                   LANDLORD:

DOUBLECLICK, INC.                         LNR-LENNAR BRANNAN STREET, LLC
a Delaware corporation                    a California limited liability company

                                          By:   LNR Western Properties, Inc., a
                                          California corporation
By: /s/ Stephen Collins                   Its:  Managing Member
   -------------------------------------
    Print Name: Stephen Collins
               -------------------------
    Print Title: Chief Financial Officer
                ------------------------

                                          By: /s/ Daniel C. Grable
                                             -----------------------------------
By: /s/ Thomas Etergino                       Print Name: Daniel C. Grable
   ----------------------------------                     ----------------------
    Print Name: Thomas Etergino               Print Title: Vice President
                ---------------------                      ---------------------
    Print Title: Controller
                 --------------------

                                          By: /s/ David O. Team
                                             -----------------------------------
                                              Print Name: David O. Team
                                                         -----------------------
                                              Print Title: Vice President
                                                          ----------------------

                             EXTENSION OPTION RIDER

                              RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between LNR-LENNAR BRANNAN STREET, LLC, a California limited liability company ("LANDLORD"), and DOUBLECLICK, INC., a Delaware corporation ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant two (2) options (the "EXTENSION OPTION(S)") to extend the Term of the Lease for two (2) additional periods of five (5) years (the "OPTION TERM[S]"), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Basic Rent, which shall equal the "fair market rental rate" for the Premises for the applicable Option Term as defined and determined in accordance with the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

2. Each Extension Option must be exercised, if at all, by written notice ("EXTENSION NOTICE") delivered by Tenant to Landlord no later than that date which is two hundred seventy (270) days prior to the expiration of the then current Term of the Lease. An Extension Option shall, at Landlord's sole option, not be deemed to be properly exercised if, at the time the Extension Option is exercised or on the scheduled commencement date for the Option Term, Tenant has committed an uncured event of default whose cure period has expired pursuant to
Section 23 of the Lease. Provided Tenant has properly and timely exercised the Extension Option, the then current term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Basic Rent shall be as set forth above.

                          FAIR MARKET RENTAL RATE RIDER

                              RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between LNR-LENNAR BRANNAN STREET, LLC, a California limited liability company ("LANDLORD"), and DOUBLECLICK, INC., a Delaware corporation ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term "fair market rental rate" as used in the Lease and any Rider attached thereto shall mean the annual amount per rentable square foot, projected during the applicable Option Term, that a willing, non-equity, financially comparable, renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable quality building located in the "South of Market Area" (as said phrase is commonly used by local realtors) of San Francisco, California ("Comparison Area") would accept, in an arm's length transaction for a building of comparable size, quality and height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar buildings. The fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2. Landlord shall provide written notice of Landlord's determination of the fair market rental rate not later than ninety (90) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have fifteen (15) business days ("TENANT'S REVIEW Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period shall conclusively be deemed Tenant's rejection thereof. If within Tenant's Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant's Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the "Outside Agreement Date"), Tenant's [Extension Option] will be deemed null and void unless Tenant demands appraisal, in which event each party's determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3. (a) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the Comparison Area. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b) The two (2) appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within thirty
(30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate).

(f) The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord's or Tenant's submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Basic Rent or other amounts if the appraisers select Tenant's submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

                               OPTIONS IN GENERAL

                              RIDER NO. 3 TO LEASE

This Rider No. 3 is made and entered into by and between LNR-LENNAR BRANNAN STREET, LLC, a California limited liability company ("LANDLORD"), and DOUBLECLICK, INC., a Delaware corporation ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

(a) DEFINITION. As used in this Lease and any Rider or Exhibit attached hereto, the word "Option" means the Extension Options pursuant to Rider 1 herein.

(b) OPTIONS PERSONAL. Each Option granted to Tenant is personal to the original Tenant executing this Lease, an Affiliate (as defined in Section 14.2) and any assignee approved by Landlord in accordance with Section 14.3. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

(c) EFFECT OF DEFAULT ON OPTIONS. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant's exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default (beyond any applicable notice and cure period) of any monetary obligation or material non-monetary obligation under the terms of this Lease as of Tenant's exercise of the Option in question or at the commencement of the Option event. The provisions of this subsection (c) are intended to and shall be construed to also apply to an Affiliate.

(d) OPTIONS AS ECONOMIC TERMS. Each Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

1.1   LANDLORD'S ADDRESS:     LNR - Lennar Brannan Street, LLC
                              c/o Lennar Partners
                              18401 Von Karman, Suite 540
                              Irvine, California  92612
                              Attn:  Brannan Street Asset Manager
                              Telephone:  (949) 442-6100
                              Facsimile:  (949) 442-6175

1.2   TENANT'S ADDRESS:       DoubleClick, Inc.
                              450 West 33rd Street
                              New York, New York  10001
                              Attn:  General Counsel
                              Telephone:  (212) 683-0001
                              Facsimile:  (212) 655-4634

                              With A Copy To:

                              Loeb & Loeb LLP
                              345 Park Avenue
                              New York, New York  10154
                              Attn: Scott I. Schneider, Esq.

1.3 SITE; PROJECT: The Site consists of the parcel(s) of real property located at 250 Brannan Street, San Francisco, County of San Francisco, State of California, as shown on the site plan attached hereto as Exhibit "A" as such area may be expanded or reduced (in either case only with Tenant's and Landlord's approval) from time to time. The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the one (1) building ("BUILDING") and appurtenant parking structure (the "PARKING STRUCTURE") upon which and adjacent to which the Building is constructed, as depicted on the site plan attached hereto as Exhibit "A".

1.4 BUILDING: A three (3) story building with a basement and penthouse area located on the Site, containing for all purposes of this Lease 117,000 rentable square feet, the address of which is 250 Brannan Street, San Francisco, California.

1.5 PREMISES: Those certain premises (collectively, the "Premises") consisting of: (i) "Premises A" consisting of approximately 68,000 rentable square feet of area located on the basement, ground, second (2nd) and third (3rd) floors and penthouse of the Building on the Brannan Street side of the Building as generally shown on the floor plan attached hereto as Exhibit "B"; (ii) "Premises B" consisting of approximately 49,000 rentable square feet of area located on the second (2nd) and third (3rd) floors of the Building above the parking garage; (iii) the Parking Structure; and (iv) all other improvements and facilities on the Site.

1.6 TERM: Ten (10) Years and No (0) Months as to Premises B. As to Premises A and the remainder of the Premises: Ten (10) Years and the number of additional months and days as are necessary for the Premises A lease term to be coterminous with the Premises B lease term.

1.7 ESTIMATED COMMENCEMENT DATE AS TO PREMISES A: October 15, 2000; ESTIMATED COMMENCEMENT DATE AS TO PREMISES B: January 15, 2001; ACTUAL COMMENCEMENT DATE AS TO BOTH PREMISES A AND PREMISES B: To be determined as provided in Exhibit "C" attached hereto. SCHEDULED DELIVERY DATE AS TO PREMISES A: August 15, 2000; SCHEDULED DELIVERY DATE AS TO PREMISES B: January 15, 2001; ACTUAL DELIVERY DATE AS TO BOTH PREMISES A AND PREMISES B: to be determined as provided in Exhibit "C" attached hereto.

1.8 MONTHLY BASIC RENT: Upon the commencement of the Term of this Lease as to the applicable portion of the Premises, and on the first day of each month thereafter during the Term of this Lease as to the applicable portion of the Premises, Tenant shall pay to Landlord, in advance and, except as expressly provided herein, without offset, deduction or demand as Monthly Basic Rent for the Premises the following monthly payments:

       Months         Monthly Basic Rent   Annual Basic Rent    Annual Rent PSF
-------------------   ------------------   -----------------   ------------------
     Premises A            $255,000            $3,060,000         $45.00 NNN
  Commencement Date
 through Premises B
  Commencement Date

     Premises B           $438,750**           $5,265,000         $45.00 NNN
  Commencement Date
  through month 60*

  months 61 - 120*        $477,750**           $5,733,000         $49.00 NNN

*     Measured from the Premises B Commencement Date

**    Applies to the entire Premises

1.9 TENANT'S PERCENTAGE: Tenant shall pay to Landlord: (a) 100% of Real Property Taxes and Assessments (as defined in Section 4.1); and (b) 100% of Insurance Costs (as defined in Section 4.2).

1.10 OMITTED.

1.11 SECURITY DEPOSIT: $6,000,000.00 by letter of credit in accordance with
Section 5.

1.12 PERMITTED USE: Subject to Section 6.1, multimedia uses, business services, internet services, internet advertising services and related uses.

1.13 BROKERS: The CAC Group, Bruce A. Wilson, 255 California Street, 2nd Floor, San Francisco, California 94111 representing Landlord. Cushman & Wakefield, Mr. David Duble, One Maritime Plaza, Suite 900, San Francisco, California 94111 representing Tenant.

1.14 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus three percent (3%); or (b) the maximum rate permitted by law.

1.15 TENANT IMPROVEMENTS: The tenant improvements installed or to be installed in the Premises as described in the Work Letter Agreement attached hereto as Exhibit "C".

1.16 PARKING: A total of approximately one hundred twenty-eight (128) self park and tandem parking spaces at a monthly cost of $175.00 per space per month for the first year of the Term, subject, however, to the payment of Real Property Taxes and Assessments and Insurance Costs attributable to the parking areas and to the provisions set forth in Section 6.2. After the first year of the Term, the parking space rental rate shall be determined on an annual basis based upon the then fair market rental rate for Tenant's parking spaces determined in the same manner that fair market rent is to be determined for Tenant's Renewal Options as described in Rider No. 2 of the Lease, provided that in no event shall Tenant's parking rate charges per space increase by more than ten percent (10%) per annum. Subject to the other provisions of this Lease, Tenant shall be responsible for the operation, maintenance and repair of the Parking Structure.

Notwithstanding the monthly parking rate payable by Tenant to Landlord, Tenant, in its sole discretion, without Landlord's consent and without any obligation to notify Landlord of the rates charged by Tenant, shall have the right to establish monthly parking rates for Tenant's employees, agents, and business invitees. However, in no event shall Tenant be permitted to provide parking for the general public, whether on a monthly, weekly, daily, or hourly basis. Tenant shall have the right, at its sole cost and expense, subject to the terms and conditions of this Lease, including without limitation the foregoing and the provisions of Sections 17 and 20, to hire a third party to operate and maintain the Parking Structure on Tenant's behalf.

1.17  GUARANTORS:  None.

                  ----------------------     ------------------------
                     Landlord's Initials         Tenant's Initials

                            FIRST AMENDMENT TO LEASE

      This FIRST AMENDMENT TO LEASE ("FIRST AMENDMENT") is made and entered into as of October 1, 2000, by and between LNR - LENNAR BRANNAN STREET, LLC, a California limited liability company ("LANDLORD") and DOUBLECLICK, INC., a Delaware corporation ("TENANT").

                                    R E C I T A L S :

      A. Landlord and Tenant entered into that certain Lease dated March __, 2000 (the "Lease"), pursuant to which Tenant leased from Landlord Premises A and Premises B (collectively, the "Premises") described therein and containing approximately 117,000 rentable square feet, along with the Parking Structure and all other improvements and facilities on the Site, the address of which is 250 Brannan Street, San Francisco, California.

      B. The Scheduled Delivery Date set forth in the Lease for Premises A (i.e. the date upon which Landlord anticipated completing the Base Building Improvements with respect to Premises A, and the date upon which Tenant anticipated commencing Tenant's Work in Premises A) was August 15, 2000.

      C. Due to various delays at the Site, Landlord was unable to cause the Base Building Improvements with respect to Premises A to be substantially completed on or before August 15, 2000, and as of the date hereof the Base Building Improvements with respect to Premises A have yet to be substantially completed. Further, it is unlikely that Landlord will substantially complete the Base Building Improvements with respect to Premises B on or before the Scheduled Delivery Date as to Premises B.

      D. Pursuant to the Lease, Tenant has the right to enter Premises A from and after July 15, 2000 if Landlord has not completed the Base Building Improvements for Premises A by such date. Tenant has proceeded to prepare its Plans and has or will shortly hereafter submit its Plans for Tenant's Work to the Building Department so as to obtain its Building Permit therefor, all with the goal of Tenant maintaining its target date of completing Tenant's Work and occupying the Premises for the conduct of its business notwithstanding the delays experienced by Landlord in substantially completing the Base Building Improvements.

      E. Accordingly, Landlord and Tenant now desire to amend the Lease in certain respects so as (x) to allow Tenant access to the Premises to construct Tenant Improvements prior to Landlord's completion of the Base Building Improvements without affecting Tenant's rights and remedies under the Lease except as hereinafter provided in this First Amendment and (y) to incorporate Landlord's Construction Schedule to better identify the work to be completed by Landlord pursuant to the Work Letter Agreement and the anticipated time frames for completion of such work.

      NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this First Amendment shall have the same meaning given such terms in the Lease.

2. Tenant Access Upon the Premises. Effective as of the date first written above, and notwithstanding the fact that Landlord has not yet substantially completed all Base Building Improvements contemplated by the Lease, Tenant shall have the right to enter upon the Premises and construct the Tenant Improvements contemplated by the Lease. Said entry and construction by Tenant shall be in accordance with and subject to all terms and conditions of the Lease, including the Exhibit C Work Letter Agreement, except that Tenant shall not be obligated to pay rent, taxes or other occupancy charges during the period of any such early entry which is prior to the Commencement Dates for Premises A and/or B, respectively. Tenant shall use reasonable efforts not to interfere with Landlord or Landlord's contractors and subcontractors in the completion of the Base Building Improvements by such parties.

3. Construction Schedule for Base Building Improvements. Landlord has caused to be prepared and Tenant has acknowledged receipt of a Construction Schedule (the "Schedule") of completion for the Base Building Improvements, a copy of which Schedule is annexed hereto as Exhibit 1 and is incorporated herein and is similarly incorporated by reference in the Lease. Landlord and Tenant hereby agree that, notwithstanding the attachment of the Schedule hereto, there shall be no change to the Scheduled Delivery Dates for Premises A and Premises B as set forth in the Lease. Further, Landlord and Tenant agree that the second full paragraph of Section 8 (a) of Exhibit C to the Lease shall be amended to read in its entirety as follows:

      "Notwithstanding anything to the contrary in this Subsection (a) and notwithstanding Tenant's immediate right to enter the Premises and construct Tenant Improvements, subject to any Force Majeure Delays and Tenant Delays (as described in this clause), if the Base Building Improvements and other work shown on the Schedule to be completed by Landlord as of the points in time labeled "Premises A - Commence Work" and "Premises B - Commence Work" on the last page of the Schedule are not so completed (as certified by Landlord's Architect after consulting with Tenant's Architect and providing Tenant's Architect with an opportunity to review the work in place) by Landlord, other than minor "punch-list" items, within sixty (60) days following the applicable Scheduled Delivery Dates set forth in Section 1.7 of the Summary, then Tenant, as its sole and exclusive remedy, shall be entitled to receive two (2) days of abatement of Monthly Basic Rent for each day beyond the sixtieth (60th) day following the applicable Scheduled Delivery Date that Landlord is delayed in so completing the applicable Base Building Improvements and such other work for Premises A or Premises B for reasons other than Force Majeure Delays or Tenant Delays (as described in this clause). To the extent that Landlord is delayed in so completing the Base Building Improvements and such other work due to Force Majeure Delays and/or Tenant Delays (as described in this clause), the applicable Scheduled Delivery Date shall be extended accordingly. However, for the purposes of this clause, a Tenant Delay shall not be deemed to extend the Scheduled Delivery Date unless Landlord has given Tenant written notice of such Tenant Delay and Tenant has not ceased such activity causing the alleged Tenant Delay within two (2) Business Days after Tenant has received such notice."

4. Determination of Term Commencement Date. Due to Tenant's right to enter the Premises and construct Tenant Improvements prior to the completion of all Base Building Improvements by Landlord, the determination of the Term Commencement Date pursuant to Exhibit C, Section 8(b) of the Lease shall be amended and superseded by the following:

      "(b) Term Commencement Date. The Term of the Lease and Tenant's obligation to pay rent as to the Premises A and B, respectively, will commence on the earlier of: (i) the date Tenant moves into the applicable portion of the Premises to commence operation of its business in said portion of the Premises;
(ii) the later of (A) the date the Tenant Improvements have been "substantially completed" and (B) the date that the Base Building Improvements for the applicable portion of the Premises have been "substantially completed"; or (iii) ninety (90) days from substantial completion of the Base Building Improvements for the applicable portion of the Premises; provided, however, that if substantial completion of the Base Building Improvements is delayed as a result of any Tenant Delays, then the date for establishing substantial completion under item (iii) herein as would otherwise have been established pursuant to this Section will be accelerated by the number of days of such "Tenant Delays." However, for the purposes of this clause (b), a Tenant Delay shall not be deemed to accelerate the date for establishing substantial completion of the Base Building Improvements unless Landlord has given Tenant written notice of such Tenant Delay and Tenant has not ceased such activity causing the alleged Tenant Delay within two (2) Business Days after Tenant has received such notice.

5.    Amendment to Section 8(c) of Exhibit C. The reference to "Section 9(b)" in
      Section 8(c) of Exhibit C to the Lease is hereby deleted and substituted with a reference to "Section 8(b)."

6. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Premises and shall remain unmodified and in full force and effect.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

      IN WITNESS WHEREOF, this First Amendment has been executed as of the date and year first above written.

TENANT:                                        LANDLORD:

DOUBLECLICK, INC.                        LNR-LENNAR BRANNAN STREET, LLC
a Delaware corporation                   a California limited liability company

By:/s/ Elizabeth Wang                    By:
       -------------------------------      -----------------------------------
   Print Name: Elizabeth Wang               Print Name:
               -----------------------                 ------------------------
   Print Title: Vice President              Print Title:
                ----------------------                  -----------------------

                                         By:
                                            -----------------------------------
                                            Print Name:
                                                       ------------------------
                                            Print Title:
                                                        -----------------------

                            SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE ("Amendment") is made and entered into as of August 17, 2001, by and between LNR-LENNAR BRANNAN STREET, LLC, a California limited liability company ("Landlord"), and DOUBLECLICK, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S :

      A. Landlord and Tenant entered into that certain lease (the "Original Lease") dated March 2000, as amended by that certain First Amendment to Lease dated October 1, 2001 ("First Amendment"), pursuant to which Tenant leased from Landlord Premises A and Premises B (collectively, the "Premises") described therein and containing 117,000 rentable square feet, along with the Parking Structure and all other improvements and facilities on the Site, the address of which is 250 Brannan Street, San Francisco, California and more particularly described in the Original Lease. The Original Lease, as amended by the First Amendment shall hereinafter be referred to as the "Lease." All capitalized terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

      B. Due to various delays in the completion of the Base Building Improvements for Premises A and Premises B, Tenant has accumulated a number of days of abated Monthly Basic Rent pursuant to Section 8(a) of Exhibit C to the Lease. However, Landlord and Tenant dispute the number of days of abated Monthly Basic Rent which have been accumulated by Tenant.

      C. The parties now desire to resolve their differences by fixing the number of days of abated Monthly Basic Rent Tenant shall receive by establishing the date upon which Tenant shall begin to pay Monthly Basic Rent with respect to Premises A and Premises B and to set forth other agreements of the parties and modifications to the Lease as set forth herein.

                                   A G R E E M E N T :

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Lease and agree as follows:

1. Monthly Basic Rent Commencement Date. Notwithstanding anything set forth in the Lease (including without limitation, the provisions of Section 8(a) of Exhibit C to the Lease), Tenant shall commence the payment of Monthly Basic Rent as to both Premises A and Premises B on March 1, 2002 (the "Basic Rent Commencement Date"). In accordance with the Schedule of Monthly Basic Rent set forth in Section 1.8 of the Lease, Monthly Basic Rent shall be $438,750.00 per month commencing on the Basic Rent Commencement Date through month 60 of the Term. The abatement of Monthly Basic Rent until the Basic Rent Commencement Date shall, except as otherwise expressly provided herein, be deemed to satisfy all obligations of Landlord to abate Monthly Basic Rent arising from any late delivery of Premises A or Premises B as provided in the Lease and, except as otherwise expressly provided herein, Tenant hereby waives all claims against Landlord for any such abated Monthly Basic Rent or any other damages arising from any alleged late delivery by Landlord of Premises A or Premises B. Notwithstanding the foregoing provisions of this Paragraph 1, the Basic Rent Commencement Date shall be extended if as of the date Tenant substantially completes the portion of the Premises A Tenant Improvements (the "March 23 Improvements") which are described in the plans prepared by the Phillips Group dated March 23, 2001 (the "March 23 Plans"): (i) permanent electrical power is not in place at the Building, or (ii) if pedestrian access to the Building and vehicular and pedestrian access to and from the parking garage and Federal Street and pedestrian access to and from the Building and the parking garage is not available, or (iii) the parking garage is not substantially complete, or (iv) any other aspect of the Base Building Improvements are not complete which legally prevents Tenant from taking occupancy of Premises A and commencing business operations therefrom. Any such extension of the Basic Rent Commencement Date shall be on a day for day basis. Notwithstanding the foregoing provisions of this Paragraph 1, Tenant acknowledges that a PG&E power pole is presently located in the sidewalk between the parking garage and Federal Street and that the power pole affects but does not prevent vehicular egress from the parking garage to Federal Street. PG&E had previously indicated to Landlord that it would remove or relocate the power pole from its current location on or before the date hereof but has since indicated that the power pole may not be removed or relocated until on or about August 30, 2001. Landlord is diligently pursuing removal or relocation of the power pole and agrees to continue to do so until the power pole is removed or relocated so as not to affect entry to the parking garage, but Tenant agrees that if the power pole has not been removed or relocated prior to Tenant's substantial completion of the March 23 Improvements, such power pole shall not be construed as causing the failure or non-satisfaction of the condition for vehicular access to and from the parking garage and Federal Street so long as vehicles can enter and exit the parking garage at Federal Street. Furthermore, notwithstanding the foregoing provisions of this Paragraph 1, and despite the fact that Tenant's obligation to commence payment of Monthly Basic Rent as to Premises B is to commence on the Basic Rent Commencement Date of March 1, 2002 subject to the conditions set forth above, if for reasons other than "Tenant Delays" (as defined in the Lease and modified in Paragraph 2 below), any portion of the Premises B Base Building Improvements are not complete as of the point in time that either (i) Tenant has completed its tenant improvements within a portion of Premises B pursuant to plans approved by Landlord, or (ii) Tenant would be able to complete such tenant improvements but for the incomplete Base Building Improvements within such portion of Premises B, and such incomplete Base Building Improvements for Premises B either preclude Tenant from completing its tenant improvements within such portion of Premises B or legally prevent Tenant from taking occupancy of such portion of Premises B and commencing business operations therefrom, then Tenant shall receive one (1) day of abatement of Monthly Basic Rent pro rated for the portion of Premises B which Tenant is to then occupy, for each day that Landlord delays in completing the necessary Premises B Base Building Improvements which either preclude Tenant from completing the tenant improvements for such portion of Premises B or legally prevent Tenant from taking occupancy of such portion of Premises B. Except for any such pro rated rent abatement as to a specific portion of Premises B, if any, pursuant to the foregoing sentence of this Paragraph 1, Tenant shall be obligated to pay Monthly Basic Rent for all other portions of Premises B commencing on the Basic Rent Commencement Date, notwithstanding that Tenant has not improved or taken occupancy of such portions of Premises B.

2. Commencement Date. Notwithstanding the terms of Paragraph 1 above and notwithstanding anything to the contrary contained in the Lease (including without limitation, the provisions of Section 8(b) of Exhibit C to the Lease), the Term of the Lease as to both Premises A and Premises B and Tenant's obligation to pay additional rent including operating expenses, Real Property Taxes and Assessments and Insurance Costs and parking charges (but not Tenant's obligation to pay Monthly Basic Rent as to Premises A or Premises B), will commence on the date (the "Commencement Date") which is the earlier of: (i) the date Tenant moves into any portion of the Premises to commence operation of its business from the Premises;
      (ii) the date which is ninety (90) days after Landlord completes the Base Building Improvements; or (iii) the date the March 23 Improvements have been "substantially completed"; provided, however, in any event the parking garage must be completed such that Tenant may utilize the parking garage, and provided that if substantial completion of the Base Building Improvements are delayed as a result of any "Tenant Delays" (as defined in the Lease), then the date for establishing substantial completion under item (ii) herein as would otherwise have been established pursuant to this Section will be accelerated by the number of days of such "Tenant Delays". For purposes of item (ii) above, a Tenant Delay shall not be deemed to accelerate the date for establishing substantial completion of the Base Building Improvements unless Landlord has given Tenant written notice of such Tenant Delay and Tenant has not ceased such activity causing the alleged Tenant Delay within two (2) Business Days after Tenant has received such notice.

3.    Payment of Certain Fees.

3.1. City of San Francisco Planning Code Section 313 (the so-called "Jobs-Housing Linkage Program") authorizes the City of San Francisco (the "City") to assess a certain one-time fee ("Housing Linkage Fee") in connection with any development of more than 25,000 gross square feet of office space. The Housing Linkage Fee is currently $11.34 per gross square foot (to be increased to $14.96 per gross square foot on January 1, 2002 and thereafter as provided in the City Planning Code). This Fee became payable when the most current amendment to Planning Code Section 313 went into effect, but to date the City has not invoiced Tenant for any Housing Linkage Fee. Tenant is responsible for this fee pursuant to the Lease and has previously indicated to Landlord and the City that it will pay this fee if and when Tenant is invoiced by the City.

3.2. City of San Francisco Administrative Code Chapter 38 authorizes the City to assess a certain one-time fee ("Transit Fee") in connection with development of space for "office use" (which for purposes of this statute includes clerical, professional and business services uses), subject to a credit for prior use as non-office space. The Transit Fee is currently $5.00 per gross square foot. The City has sent a determination notice to Tenant setting the Transit Fee for the Premises at $352,646.25. Tenant is responsible for this fee pursuant to the Lease and has previously indicated to Landlord and the City that it will pay this Transit Fee.

3.3. City of San Francisco Planning Code Section 314 authorizes the City to assess a certain one-time fee ("Child-Care Fee") in connection with the development of more than 50,000 gross square feet of office or hotel space. The Child-Care Fee is currently $1.00 per gross square foot. To date, the City has not assessed any Child-Care Fee on the Building.

3.4. The current approved use of the Premises by Tenant under applicable zoning designations is "business services" as that term is defined in Planning Code
Section 890.111 and as determined by the Zoning Administrator in his interpretation letter dated June 7, 2000. Landlord and Tenant desire that Landlord pursue, at Landlord's cost, and with Tenant's cooperation, approval for general office use at the Building pursuant to Planning Code Section 321. As detailed in the specific provisions of Planning Code Section 321, Planning Commission approval for general office use at the Building will remain valid so long as construction of the office development commences within eighteen (18) months following receipt of such office use approval. In connection with the processing of applications for approval of the use of the Building as general office use, Tenant agrees to be bound by any conditions of approval imposed by the City, subject to the limitation on Tenant's obligation to share in Office Development Fees and Business Services Development Fees per Section 3.6 below, and provided Tenant shall not be obligated to pay any Office Development Fees or incur any costs to comply with any conditions of approval relative to the allocation for office use for the Building unless and until Landlord shall reimburse Tenant for Landlord's fifty percent (50%) share of any previously incurred Business Services Development Fees upon the Office Vesting Date as provided in Section 3.5 below. For purposes of this Amendment, the "Office Vesting Date" shall mean the date established by the Zoning Administrator in a Zoning Administrator interpretation letter provided to Landlord and Tenant and dated August 10, 2001 (the "ZAL"), or if such determination as specified in the ZAL is not upheld for any reason, the "Office Vesting Date" shall be the date that the Planning Commission or other government agency with jurisdiction otherwise confirms that the construction requirement of Section 321(d) of the Planning Code has been or need not be satisfied or when Landlord and Tenant otherwise agree, in good faith, that such "Office Vesting Date" has occurred. By way of clarification of the preceding sentence, the ZAL established that the Office Vesting Date shall be the date upon which the change of use building permit is signed off by the Department of Building Inspection, as more particularly provided in the ZAL, but the parties acknowledge that such determination may be subject to challenge or appeal.

3.5. Until and through any Office Vesting Date, without limiting Tenant's obligations with respect to the payment of Real Property Taxes and Assessments as provided in the Lease, Tenant agrees to pay the Housing Linkage Fee, the Transit Fee and any other development fees which may be assessed by the City in connection with Tenant's development of the Premises under its current business services use designation (herein, collectively "Business Services Development Fees"). Notwithstanding the foregoing, within thirty (30) days after the Office Vesting Date, Landlord agrees to reimburse Tenant for fifty percent (50%) of any such Business Services Development Fees paid by Tenant through the Office Vesting Date or when payable by Tenant following such Office Vesting Date, including, without limitation, fifty percent (50%) of the Housing Linkage Fee and Transit Fee (but exclusive of building permit fees). In addition, Landlord and Tenant agree to share equally and pay upon assessment the costs of any additional development fees which may be assessed against the Premises or the Building including, without limitation, the Child Care Fee, in connection with the receipt of approvals for general office use at the Building and any such development fees as may thereafter be assessed against the Premises or the Building by reason of such general office use allocation (herein, collectively, "Office Development Fees"), provided Tenant shall not be obligated to incur or pay any Office Development Fees as described in this Amendment until such time as (i) the Office Vesting Date occurs, and (ii) Landlord reimburses Tenant for Landlord's fifty percent (50%) share of all Business Services Development Fees as provided herein. If Landlord shall fail to reimburse Tenant for any Business Services Development Fees or to pay its share of any Office Development Fees or Business Services Development Fees (not previously incurred) or other fees described in
Section 3.4 within thirty (30) days of when such fees shall become payable by Landlord as provided herein, Tenant shall have the right to offset such unpaid fee amounts against the next due Monthly Basic Rent under the Lease, with interest on such unpaid fee amounts at ten percent (10%) simple interest per annum imposed on a per diem basis until Tenant shall be reimbursed and/or paid in full satisfaction of Landlord's obligations. Landlord agrees to promptly apply for and to diligently pursue receipt of approvals for general office use at the Building, but the parties acknowledge that Landlord cannot guarantee that such approvals will in fact be received or in what time frame such approvals might be received, if at all. Furthermore, notwithstanding the foregoing provisions of this Paragraph 3, if at any time Landlord believes that Landlord's 50% share of the Office Development Fees and Business Services Development Fees (not previously incurred) or other fees described in Section 3.4 to be assessed as a condition to receipt of approvals for general office use will exceed $1,200,000.00, Landlord shall have the right to withdraw its application for such office use approval. The provisions of this Paragraph 3 shall survive any transfer or assignment of this Lease by Landlord or Tenant.

3.6. Notwithstanding anything to the contrary contained in this Paragraph 3, if Landlord obtains the office use allocation, Tenant's liability for fifty percent (50%) of the Office Development Fees and Business Services Development Fees and other fees described in Section 3.4 shall not exceed One Million Two Hundred Thousand Dollars ($1,200,000.00) and, subject to Landlord's right to withdraw its application for approvals for general office use for the Building, Landlord shall pay all Office Development Fees and Business Services Development Fees and other fees described in Section 3.4 in excess of Two Million Four Hundred Thousand Dollars ($2,400,000.00).

4. Tenant Improvement Allowance/ Monthly Basic Rent Adjustment. Pursuant to Exhibit C of the Lease, Landlord granted to Tenant a tenant improvement allowance of Twenty Five Dollars ($25.00) per usable square foot of the Premises (referred to in the Lease and herein as the "Allowance"). Notwithstanding the provisions of Paragraph 6(f) of Exhibit C to the contrary, Landlord agrees to disburse the Allowance on a pro-rata incremental basis and Tenant agrees to accept disbursement of the Allowance on a pro-rata incremental basis as and when Tenant completes the installation of "Qualified Tenant Improvements" at the Building during the Term hereof. As used herein, "Qualified Tenant Improvements" shall mean Tenant Improvements which: (i) are for the improvement of all of a portion of the Premises which contains 5,000 usable square feet of area or more;
      (ii) provide for occupancy of such space by Tenant or an approved assignee or subtenant of Tenant for business services or office use (if office use allocation has been obtained); (iii) are described in Final Plans (including in the March 23 Plans) which have been reviewed and approved by Landlord as provided in Paragraph 5(b) of Exhibit C but as modified hereby, and (iv) are for ordinary and typical office/business services improvements (exclusive of, by way of example only, cabling, specialized electrical distribution, furniture, trade fixtures and business equipment and the like). For purposes hereof, "Final Plans" shall mean those plans for the area of the Premises to be built out by Tenant or for an approved assignee or subtenant. Landlord shall disburse a pro rata portion of the Allowance towards costs of Qualified Tenant Improvements in an amount equal to the lesser of (1) the actual cost of such Qualified Tenant Improvements, or (2) the Allowance multiplied by a fraction, the numerator of which is the usable square footage of the portion of the Premises to be improved by such Qualified Tenant Improvements, and the denominator of which is 104,715 (the Usable Area of the Premises). The applicable portions of the Allowance shall be disbursed in one installment upon completion of the applicable portion of the Qualified Tenant Improvements when Tenant provides to Landlord "Evidence of Completion and Payment" as defined in Paragraph 6 of Exhibit C (including all requirements for a final disbursement) for the Qualified Tenant Improvements in question.

5. Completion of Tenant Improvements. Pursuant to Exhibit C to the Lease, Tenant is to promptly, diligently and continuously pursue construction of the Tenant Improvements shown in the March 23 Plans to successful completion in full compliance with the March 23 Plans and Exhibit C. The March 23 Plans do not constitute the "Final Plans" and are not sufficient to "convey the architectural design of the Premises or the layout of the Tenant Improvements for all of the Premises" as required by the Lease, nor are they consistent with any previous Space Plans submitted by Tenant to Landlord from the standpoint that they do not cover all portions of the Premises and therefore cannot be consistent with space plans depicting the entire Premises. The parties acknowledge that Tenant does not presently have Final Plans for the balance of the Premises other than the portion of the Premises described in the March 23 Plans and that Tenant does not intend to complete all of the Tenant Improvements simultaneously and likely will not complete all of the Tenant Improvements by the Rent Commencement Date.

6. March 23 Plan Approval Letter. Concurrently with Tenant's execution and delivery to Landlord of this Amendment, Tenant shall execute and return to Landlord an original counterpart of that certain letter from Robert Herzfeld of Mariposa Management to Mr. Frank Altieri of DoubleClick and Ms. Dani Grant of JLS Industries/Grant Enterprises in the form attached hereto as Exhibit "A".

7. Floors. The Lease requires that Landlord deliver the floors of the Premises in a "commercially reasonable level condition for underlayment of carpeting or resilient flooring." Landlord contends that it has delivered the floors of the Building in accordance with the standard required in the Lease and Tenant presently disputes Landlord's contention and claims the condition of the floors of the Premises including basement concrete flooring and wood flooring on upper floors of the Building as delivered by Landlord does not meet the requirements of the Lease. Without acknowledging any liability for same, in satisfaction of Landlord's obligations regarding the delivery condition of the floors of the Building, Landlord agrees to pay (i) Tenant's actual costs to cause its contractor to apply "Cell-Crete" filler (or similar material), at Landlord's cost, to smooth out any perceived undulations in the basement concrete floor as identified by Tenant in accordance with Proposal Number 10953 from Cell-Crete Corporation (a copy of which is attached hereto as Exhibit "B"), and (ii) pay Tenant's actual costs up to $15,000 for Tenant's contractor to install "Ardex" (or similar material) on the upper wood sub-floors in locations determined by Tenant to smooth out any perceived variations in the wood sub floor identified by Tenant.

8. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant. Except as amended hereby, the Lease shall remain in full force and effect.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first set forth above.

LANDLORD:

LNR-LENNAR BRANNAN STREET, LLC
a California limited liability company

By: /s/ Daniel C. Grable
   ----------------------------------
    Print Name: Daniel C. Grable
    ---------------------------------
    Print Title: Vice Presidnet
    ---------------------------------

By:
    ---------------------------------
    Print Name:
    ---------------------------------
    Print Title:
    ---------------------------------


TENANT:

DOUBLECLICK, INC.

a Delaware corporation

By: /s/Elizabeth H. Wang
    ---------------------------------
    Print Name: Elizabeth H. Wang
    ---------------------------------
    Print Title: Vice President
    ---------------------------------

By: /s/ Frank Altieri
    ---------------------------------
    Print Name: Frank Altieri
    ---------------------------------
    Print Title: Vice President
    ---------------------------------

                            THIRD AMENDMENT TO LEASE

      THIS THIRD AMENDMENT TO LEASE ("Amendment") is made and entered into as of August 31, 2001, by and between LNR-LENNAR 250 BRANNAN STREET, LLC, a California limited liability company ("Landlord"), and DOUBLECLICK, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S :

      A. Tenant and LNR-LENNAR BRANNAN STREET, LLC, a California limited liability company ("LNR-Lennar"), entered into that certain lease (the "Original Lease") dated March 2000, as amended by that certain First Amendment to Lease dated October 1, 2000 ("First Amendment") and that certain Second Amendment to Lease dated as of August 17, 2001 ("Second Amendment"), pursuant to which Tenant leased from Landlord Premises A and Premises B (collectively, the "Premises") described therein and containing 117,000 rentable square feet, along with the Parking Structure and all other improvements and facilities on the Site, the address of which is 250 Brannan Street, San Francisco, California, as more particularly described in the Original Lease. The Original Lease, as amended by the First Amendment, by the Second Amendment and by a letter agreement dated August 8, 2001 shall hereinafter be referred to as the "Lease." All capitalized terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

      B. LNR-Lennar has transferred its interest as landlord under the Lease to Landlord.

      C. Tenant desires to sublease or license to third parties the use of some of the parking spaces allocated to Tenant under the Lease, but the Lease (at
Section 6.2(a)) provides that Tenant may not provide parking for the general public in any manner whatsoever.

      D. The parties now desire to amend the Lease (i) to allow Tenant to sublease or license to third parties the use of some of the parking spaces allocated to Tenant under the Lease upon the terms and conditions provided for herein, and (ii) to permit Tenant to first deduct costs and expenses incurred by it in connection with an approved Transfer in determining the amount of excess consideration to be shared with Landlord with respect to such Transfer.

                               A G R E E M E N T :

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Lease and agree as follows:

1. Landlord's Consent to Subleasing or Licensing Parking Space Use. Notwithstanding the provisions of Section 1.16 or Section 6.2(a) of the Lease to the contrary, Landlord hereby consents to Tenant subletting or licensing the use by third parties or the general public of any or all of the parking spaces allocated to Tenant under the Lease upon the terms and conditions set forth herein, and provided Tenant complies with all applicable entitlements, permits, laws, rules and regulations of the City and County of San Francisco in connection with any such subletting, licensing or use of parking spaces at the Project.

2. Sharing of Parking Revenue. Tenant agrees to share with and pay to Landlord fifty percent (50%) of any and all "Excess Consideration" Tenant receives with respect to any parking spaces at the Project which are subleased, licensed or otherwise made available by Tenant for use by any third parties other than employees, agents and business invitees of Tenant; such parking spaces as may from time to time be subleased, licensed or otherwise made available by Tenant for use by any third parties other than employees, agents and business invitees of Tenant being referred to herein as "Subleased Spaces" and the third party users of such Subleased Spaces (whether pursuant to a sublease, license or other arrangement) being referred to herein as "Parking Subtenants". As used herein, "Excess Consideration" shall mean any and all revenue, income, receipts, fees, charges or other consideration of any kind (individually and collectively "Parking Consideration") received by Tenant with respect to the use of any Subleased Spaces at the Project by any Parking Subtenants at any time during the Term of the Lease calculated on a monthly basis, less the monthly parking fees charged from time to time by Landlord to Tenant pursuant to the terms of the Lease for the same Subleased Spaces and for the same period of the Term in question, and less the total of all reasonable, actual and documented costs and expenses incurred by Tenant in connection with the subleasing or licensing of such Subleased Spaces, determined on a monthly basis for each monthly period of the Term in question, such as marketing and advertising expenses, management fees, parking taxes, brokerage fees and commissions and costs of issuing parking access or identification cards and/or otherwise administering, maintaining and monitoring the use of Subleased Spaces by any Parking Subtenants. Tenant shall pay to Landlord any monthly Excess Consideration, monthly in arrears, within ten (10) days following the expiration of each calendar month of the Term during which Tenant has subleased, licensed or otherwise allowed the use of any such Subleased Spaces by any Parking Subtenants.

3. Subordination. Without the need for any other instrument to effectuate such subordination, all agreements pertaining to the use, management, maintenance and/or repair of parking spaces at the Project including, without limitation, all leases, subleases, license agreements, brokerage or listing agreements, management and/or repair agreements and/or contracts (collectively "Parking Contracts") shall be subject and subordinate to the terms of the Lease and in the event of any termination of the Lease, Landlord may, at its option terminate any or all such Parking Contracts or take over all of Tenant's rights, title and interest in and to any or all of such Parking Contracts.

4. Liability for Parking Subtenants. In the manner and to the extent provided in Section 17 of the Lease, Tenant shall indemnify, defend, protect and hold Landlord and all Landlord Indemnified Parties (as defined in Section
      17.2 of the Lease) harmless from and against any and all Indemnified Claims (as defined in Section 17.2 of the Lease) arising or resulting from any of the matters described in Section 17.2 relating to the use of parking spaces and other portions of the Project by any Parking Subtenants. For purposes of applying the provisions of Section 17.2 of the Lease to the use of Subleased Spaces by any Parking Subtenants, Parking Subtenants shall be deemed to be "Tenant Parties" notwithstanding any other provisions of the Lease to the contrary.

5.    ACCOUNTING AND RECORDS MATTERS.

5.1. From and after the date upon which Tenant shall sublease, license or otherwise make available any parking spaces at the Project to any Parking Subtenants, Tenant shall submit to Landlord within ten (10) days after the expiration of each calendar month during the Term, a written statement certified by an officer of Tenant, indicating (i) the total number of Subleased Spaces which are subleased, licensed or otherwise made available to Parking Subtenants for the immediately preceding calendar month, (ii) the total Parking Consideration received by Tenant for any such Subleased Spaces for such immediately preceding calendar month, and (iii) the total Excess Consideration, if any, received by Tenant for Subleased Spaces for such immediately preceding calendar month. Concurrently with Tenant's delivery to Landlord of each such monthly statement of Excess Consideration, Tenant shall pay to Landlord Landlord's fifty percent (50%) share of such monthly Excess Consideration. Within thirty (30) days following the expiration of each calendar year of the Term, the parties agree to reconcile Tenant's records regarding Parking Consideration and Excess Consideration for the preceding calendar year and if the amount of Excess Consideration paid by Tenant to Landlord on a monthly basis for the preceding calendar year exceeds fifty percent (50%) of the total Excess Consideration for such calendar year, Landlord shall refund to Tenant the overpayment amount within thirty (30) days of such reconciliation determination and if the amount of Excess Consideration paid by Tenant to Landlord on a monthly basis for the preceding calendar year is less than fifty percent (50%) of the total Excess Consideration for such calendar year, Tenant shall pay to Landlord the underpayment amount within thirty (30) days of such reconciliation determination.

5.2. For the purposes of determining the amount of excess rent or other economic consideration, if any, payable to Landlord in connection with an approved Transfer as provided in Section 14.4 (d) of the Lease, the Landlord and Tenant hereby agree that before sharing any such rent or other economic consideration, Tenant shall first be permitted to deduct from the revenue received in any such Transfer, the actual out-of-pocket costs and expenses incurred by Tenant in connection with any such Transfer, including, without limitation, brokerage commissions, reasonable legal expenses, demising expenses and other commercially reasonable concessions such as work allowances.

6. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant. Except as amended hereby, the Lease shall remain in full force and effect.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first set forth above.

LANDLORD:

LNR-LENNAR 250 BRANNAN STREET, LLC
a California limited liability company

By:  LNR Western Properties, Inc., a California corporation
Its:  Member

By: /s/ Daniel C. Grable
   ----------------------------------
    Print Name: Daniel C. Grable
               ----------------------
    Print Title: Vice President
                ---------------------

By:
   ----------------------------------
    Print Name:
               ----------------------
    Print Title:
                ---------------------

TENANT:

DOUBLECLICK, INC.
a Delaware corporation

By: /s/ Frank Altieri
   ----------------------------------
    Print Name: Frank Altieri
                ---------------------
    Print Title: Vice President
                ---------------------

By: /s/ Elizabeth H. Wang
   ----------------------------------
    Print Name: Elizabeth H. Wang
               ----------------------
    Print Title: Vice President
                ----------------------